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                                                                    EXHIBIT 10.1

                   AMENDED AND RESTATED TRANSACTION AGREEMENT

                                  BY AND AMONG

                                JOHN Q. HAMMONS,

          REVOCABLE TRUST OF JOHN Q. HAMMONS, DATED DECEMBER 28, 1989,

                            AS AMENDED AND RESTATED,

                                 HAMMONS, INC.,

                                JD HOLDINGS, LLC,

                                       AND

                               JQH ACQUISITION LLC

                            Dated as of June 14, 2005

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                   AMENDED AND RESTATED TRANSACTION AGREEMENT

      THIS AMENDED AND RESTATED TRANSACTION AGREEMENT (this "Agreement") is made as of June 14, 2005, by and among JD Holdings, LLC, a Delaware limited liability company ("JDH"), JQH Acquisition LLC, a Delaware limited liability company ("JQHA," together with JDH, collectively, the "JDH Entities"), John Q. Hammons ("JQH"), John Q. Hammons, as Trustee of the Revocable Trust of John Q. Hammons, dated December 28, 1989, as amended and restated ("JQH Trust"), and Hammons, Inc., a Missouri corporation ("Hammons, Inc.," together with JQH and JQH Trust, collectively, the "Stockholders"). This Agreement amends and restates in its entirety the Transaction Agreement, dated as of May 24, 2005, by and among the parties hereto (the "Original Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings accorded to them in Article I.

      WHEREAS, the Stockholders own (i) common stock with a majority of the voting power of JQH Inc., the sole general partner of John Q. Hammons Hotels, L.P., a Delaware limited partnership ("JQH LP"), and (ii) limited partner interests in JQH LP representing approximately 76% of the direct equity interests in JQH LP;

      WHEREAS, John Q. Hammons Hotels, Inc., a Delaware corporation ("JQH Inc."), JQHA, and JQH Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of JQH Acquisition ("Merger Sub"), are parties to the Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which Merger Sub will, subject to the terms and conditions of the Merger Agreement, merge with and into JQH Inc. (the "Merger"), with JQH Inc. continuing as the surviving corporation;

      WHEREAS, JQH desires to obtain certain assets of JQH LP and financing for hotel development activities;

      WHEREAS, the Stockholders and the JDH Entities, after the Merger, desire to recapitalize JQH LP to reflect the respective economic and other rights and obligations of the partners with respect to JQH LP subject to the terms and conditions set forth herein;

      WHEREAS, the Stockholders are willing, on the terms and conditions set forth herein, to vote all of their equity interests in JQH Inc. and JQH LP in favor of, and otherwise support the JDH Entities in connection with, the proposed Merger and the transactions contemplated hereby; and

      WHEREAS, the parties hereto desire to amend and restate the Original Agreement in its entirety as set forth herein.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration given and received by each party, receipt of which is hereby acknowledged, the parties hereto agree as follows:

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                                    ARTICLE I
                                   DEFINITIONS

      1.1 Certain Defined Terms. For purposes of this Agreement, the following capitalized terms shall have the meanings set forth below:

      "Affiliate" means, as to any specified Person, (i) any trust, shareholder, equity owner, officer or director of such Person and their family members or
(ii) any other Person which, directly or indirectly, through one or more intermediaries, controls, is controlled by, employed by or is under common control with, the specified Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The term "Affiliates" shall include all Subsidiaries of such Person. For purposes of this Agreement, JQH Inc., JQH LP, and their respective Subsidiaries shall not be deemed to be "Affiliates" of any Stockholder.

      "Alternative Transaction" means any (i) reorganization, dissolution, liquidation or recapitalization of JQH Inc., JQH LP or any of their respective Subsidiaries or involving JQH Inc., JQH LP or any of their respective Subsidiaries, (ii) merger, consolidation, share exchange or acquisition of JQH Inc., JQH LP or any of their respective Subsidiaries, (iii) sale of any material amount of assets of JQH Inc., JQH LP or any of their respective Subsidiaries,
(iv) direct or indirect acquisition or purchase of any of the Equity Interests,
(v) any similar transaction or business combination involving JQH Inc., JQH LP or any of their respective Subsidiaries or their respective businesses, capital stock, partnership interests, other equity interests or assets or (vi) other transaction the consummation of which would prevent, impede or delay the consummation of the Transaction that, in each of the cases outlined in items (i) through (vi) above, does not involve JDH or JQHA on terms acceptable to JDH and JQHA in their sole discretion.

      "Business Day" means any day other than a Saturday, Sunday or other day which is a legal holiday in the State of Delaware.

      "Closing" means the closing of the Transactions, as effected immediately after the Effective Time in the order set forth in Section 2.1.

      "Consent" means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

      "Debt" means, as to any Person, at a particular time, (i) indebtedness for borrowed money or for the deferred purchase price of property (which shall not include accounts payable incurred in the ordinary course of business) in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which such Person otherwise assures a creditor against loss, (ii) obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which obligations such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person assures a creditor against loss, (iii) obligations of such Person to purchase or repurchase accounts receivable, chattel paper or other payment rights sold or assigned by such Person, (iv) indebtedness or obligations of such Person under or with respect to letters of credit, notes, bonds or other debt instruments and (v) all

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obligations of such Person under any interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in interest rates, in each case whether contingent or matured.

      "Effective Date" means the date during which the Effective Time occurs.

      "Effective Time" means such time as the Merger is declared effective by the Secretary of State of the State of Delaware in accordance with the provisions of Section 251 of the General Corporation Law of the State of Delaware.

      "Equity Interests" has the meaning set forth in Section 4.2.

      "Fourth Amended and Restated LPA" has the meaning set forth in Section 2.1(i).

      "Funding Agreement" has the meaning set forth in Section 2.1(p).

      "Governmental Authorization" means any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any contract with any Governmental Body.

      "Governmental Body" means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;
(b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or other Person and any court or other tribunal).

      "Hammons, Inc." has the meaning set forth in the Preamble.

      "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

      "Indenture" means the Indenture, dated as of May 21, 2002, by and among JQH LP, John Q. Hammons Hotels Finance Corporation III, a Missouri corporation, and Wachovia Bank, National Association, as trustee, relating to the First Mortgage Notes due 2012, as amended to the date hereof.

      "Incapacity" means (a) death, (b) total physical or mental disability that has a reasonable likelihood of preventing JQH from developing hospitality properties for more than one (1) year, or (c) entry of an order by a court of competent jurisdiction adjudicating JQH incompetent to manage his own person and/or his estate. The determination to be made under subsection (b) above shall be based on the written opinion of a majority of a three-physician panel (the "Panel") consisting of the following: one physician shall be the physician regularly attending JQH; one physician shall be selected by the JDH Entities; and the third shall be a physician selected by the aforesaid two physicians, who shall not have had any prior relationship (whether personally or professionally) with JQH. In conjunction with a determination to be made under subsection (b), JQH hereby consents to examination by the three physicians, to furnish any medical information requested by any examining physician, and to waive any applicable physician-patient privilege that may arise because of such examination. Specifically, JQH hereby intends for his attorney-

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in-fact to be treated as he would be with respect to his rights regarding the use and disclosure of JQH's individually identifiable health information or other medical records. This release authority applies to any information governed by the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), 42 USC 1320d and 45 CFR 160-164. For the purposes described herein, JQH hereby expressly designates his attorney-in-fact as his "Personal Representative" under the HIPAA laws and regulations.

      "Interim LPA" has the meaning set forth in Section 2.1(a).

      "iStar" means iStar Financial, Inc., a Maryland corporation.

      "JDH" has the meaning set forth in the Preamble.

      "JQH" has the meaning set forth in the Preamble.

      "JQH Hotels Two" has the meaning set forth in Section 2.1(j)(iii).

      "JQH Inc." has the meaning set forth in the Recitals.

      "JQH Inc. Common" has the meaning set forth in Section 2.1(b)(i).

      "JQH Inc. Options" has the meaning set forth in Section 2.1(b)(i).

      "JQH LP" has the meaning set forth in the Recitals.

      "JQH Management Company" means John Q. Hammons Hotels Management Company, LLC, a new limited liability company to be formed by the Stockholders prior to the Effective Time.

      "JQH Trust" has the meaning set forth in the Preamble.

      "Legal Requirement" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of The American Stock Exchange or any other stock exchange, if applicable).

      "Long-Term Line of Credit Agreement" has the meaning set forth in Section 2.1(q).

      "Merger" has the meaning set forth in the Recitals.

      "Merger Agreement" has the meaning set forth in the Recitals.

      "Merger Sub" has the meaning set forth in the Recitals.

      "Newco LLC" means a new limited liability company to be formed by JQHA prior to the Effective Time.

      "Options" has the meaning set forth in Section 4.2.

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      "Original Agreement" has the meaning set forth in the Preamble.

      "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, estate, trust, association, organization or other entity or Governmental Body.

      "Prior LP Agreement" means the Second Amended and Restated Agreement of Limited Partnership of JQH LP, dated as of November 23, 1994, by and among JQH Inc., as general partner, and JQH, Trustee of the Revocable Trust of John Q. Hammons Dated December 28, 1989, as Amended and Restated, and Hammons, Inc., as limited partners, as previously amended by Amendment No. 1 dated February 24, 1995, Amendment No. 2 dated October 12, 1995 and Amendment No. 3 dated May 17, 2002.

      "Representatives" has the meaning set forth in Section 3.3(a).

      "Short-Term Line of Credit Agreement" means the Loan Agreement, dated as of the date hereof, by and among JQH, JQH Trust and iStar.

      "Stockholder Debt" has the meaning set forth in Section 4.7.

      "Stockholders" has the meaning set forth in the Preamble.

      "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), (x) a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof, and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity's gains or losses or (y) that Person shall be or control any managing director or general partner controlling such business entity (other than a corporation).

      "Third Amended and Restated LPA" has the meaning set forth in Section 2.1(f).

      "Transaction Agreements" means, collectively, all of the agreements referenced in Section 2.1 hereof.

      "Transactions" has the meaning set forth in Section 2.1.

      "TRS" has the meaning set forth in Section 2.1(l).

      1.2 Other Definitional Provisions. References to "Sections," "Exhibits" or "Schedules" shall be to sections of, or exhibits or schedules attached to, this Agreement unless otherwise specifically provided. Any of the terms defined in this Agreement may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

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Any reference herein to any agreement, document or instrument, including, without limitation, this Agreement and any exhibits, unless expressly noted otherwise, shall be a reference to each such agreement, document or instrument as the same may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted hereunder.

                                   ARTICLE II
                                  TRANSACTIONS

      2.1 Closing Transactions. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto agrees to and shall consummate, or shall cause to be consummated, immediately after the Effective Time, the following transactions, in the order set forth below (collectively, the "Transactions"), and, subject to the second sentence of Section 2.1(d), each Transaction shall be conditioned upon the occurrence of the other Transactions.

            (a) Amendment of Prior LP Agreement. JQH Inc, as general partner, and JQH Trust and Hammons, Inc., as limited partners, shall cause the Prior LP Agreement to be amended in the form attached hereto as Exhibit 2.1(a) (as so amended, the "Interim LPA").

            (b) JQH Inc. Options. JQHA shall contribute to JQH Inc. an amount of cash equal to (A) the product of (1) the aggregate number of shares of Class A common stock, par value $.01 per share, of JQH Inc. (the "JQH Inc. Common") issuable upon exercise of all of the options outstanding as of the Effective Time (collectively, the "JQH Inc. Options") to purchase shares of JQH Inc. Common issued under, and in accordance with, the John Q. Hammons Hotels, Inc. 1994 Employee Stock Option Plan and the John Q. Hammons Hotels, Inc. 1999 Non-Employee Director Stock and Stock Option Plan, multiplied by (2) $24.00, less (B) the aggregate amount of the exercise price of all of the JQH Inc. Options.

            (c) Real Estate Sale and Noncompete. JQH Trust and JQH shall, and the JDH Entities shall cause JQH Inc. to cause John Q. Hammons Hotels Two, L.P. to, enter into the Real Estate Sale and Non-compete Agreement, in the form of
Exhibit 2.1(c) attached hereto, and such agreement shall be in full force and effect. The transactions contemplated by such agreement to be consummated on the Effective Date shall be consummated subject to the terms and conditions therein.

            (d) Chateau Distribution. The Stockholders and the JDH Entities, as applicable, shall enter into, and shall cause their respective Affiliates (as applicable) to enter into, the Chateau Distribution Agreement, in the form of
Exhibit 2.1(d) attached hereto, and such agreement shall be in full force and effect. The transactions contemplated by such agreement to be consummated on the Effective Date shall be consummated subject to the terms and conditions therein, it being understood and agreed that, notwithstanding anything herein to the contrary, in the event that all of the conditions to the closing of the transactions contemplated by such agreement are not satisfied, the consummation of the transactions contemplated by such agreement to be consummated on the Effective Date shall not in any respect serve as a condition to the occurrence of the other Transactions set forth in this Section 2.1.

            (e) Management Assets. The Stockholders and the JDH Entities, as applicable, shall enter into, and shall cause their respective Affiliates (as applicable) to enter into, the Management Assets and Obligations Distribution Agreement, in the form of Exhibit 2.1(e)

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attached hereto, and such agreement shall be in full force and effect. The transactions contemplated by such agreement to be consummated on the Effective Date shall be consummated subject to the terms and conditions therein.

            (f) Amendment and Restatement of Interim LPA. JQH Inc, as general partner, and JQH Trust and Hammons, Inc., as limited partners, shall cause the Interim LPA to be amended and restated in the form attached hereto as Exhibit 2.1(f) (as so amended and restated, the "Third Amended and Restated LPA"), and the Third Amended and Restated LPA shall be in full force and effect.

            (g) Redemption Agreement. JQH Trust and JQH Inc. shall enter into the Redemption Agreement in the form of Exhibit 2.1(g) attached hereto, and such agreement shall be in full force and effect. The transactions contemplated by such agreement to be consummated on the Effective Date shall be consummated subject to the terms and conditions therein.

            (h) Exchange of Certain Interests. JQH Inc. shall contribute all of its general partner interest in JQH LP to Newco LLC, and in exchange therefor, Newco LLC shall issue to JQH Inc. a preferred equity interest (or such other interest as determined by Newco LLC in its sole discretion) in Newco LLC.

            (i) Amendment and Restatement of Third Amended and Restated LPA. JQH Inc. shall cause Newco to be admitted as a general partner to JQH LP, and Newco LLC, as general partner, and JQH Trust and Hammons, Inc., as limited partners, shall cause the Third Amended and Restated LPA to be amended and restated in the form attached hereto as Exhibit 2.1(i) (as so amended and restated, the "Fourth Amended and Restated LPA"), and the Fourth Amended and Restated LPA shall be in full force and effect.

            (j) Name Changes. Subject to the terms and conditions of the Indenture and the related security agreements, JQHA shall cause the following name changes to be effected:

                  (i) the name of John Q. Hammons Hotels, Inc., a Delaware corporation, shall be changed to "Atrium Hotels, Inc.";

                  (ii) the name of John Q. Hammons Hotels Finance Corporation III, a Missouri corporation, shall be changed to "Atrium Hotels Finance Corporation III";

                  (iii) the name of John Q. Hammons Hotels Two, L.P., a Delaware corporation ("JQH Hotels Two"), shall be changed to "Atrium Hotels Two, L.P.";

                  (iv) the name of J.Q.H., Inc., a Missouri corporation, shall be changed to "A.H., Inc."; and

                  (v) the name of John Q. Hammons Food and Beverage Holding Company Inc., a Missouri corporation, shall be changed to "Atrium Hotels Food and Beverage Holding Company Inc.."

In the event that the Indenture or any of the related security agreements prohibit the name changes contemplated by this Section 2.1(j), such name changes shall be effected no later than 30 days after such time as all such prohibitions, if any, cease to be effective.

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            (k) Execution of Certain Agreements. JQH Inc., the Stockholders and
JQHA, as applicable, shall enter into, and shall cause their respective Affiliates (as applicable) to enter into, each of the following agreements, and each such agreement shall be in full force and effect:

                  (i) the Tax Indemnity Agreement, in the form attached hereto as Exhibit 2.1(k)(i);

                  (ii) the Sponsor Right of First Refusal, in the form attached hereto as Exhibit 2.1(k)(ii);

                  (iii) the JQH Right of First Refusal, in the form attached hereto as Exhibit 2.1(k)(iii);

                  (iv) the Non-Solicitation Agreement, in the form attached hereto as Exhibit 2.1(k)(iv);

                  (v) the Corporate Overhead Agreement, in the form attached hereto as Exhibit 2.1(k)(v); and

                  (vi) the Development Restriction Agreement, in the form attached hereto as Exhibit 2.1(k)(vi).

            (l) Formation of TRS. JQHA shall cause Newco LLC to cause JQH LP to form a new wholly-owned subsidiary ("TRS") for purposes of, inter alia, consummating the transactions contemplated by Sections 2.1(m), 2.1(n) and 2.1(o).

            (m) TRS Leases. JQHA shall cause Newco LLC to cause JQH LP, JQH Hotels Two and TRS to enter into the TRS Leases, in the form attached hereto as
Exhibit 2.1(m), with respect to each of the hotels owned by JQH LP and JQH Hotels Two.

            (n) Revenue Sharing Agreement. The Stockholders and the JDH Entities shall cause their respective Affiliates (as applicable) to enter into the Revenue Sharing Agreement, in the form attached hereto as Exhibit 2.1(n), and such agreement shall be in full force and effect.

            (o) Management Services Agreement. The Stockholders shall cause JQH Management Company, and JQHA shall cause Newco LLC to cause TRS, to enter into the Management Services Agreement, in the form attached hereto as Exhibit 2.1(o), and such agreement shall be in full force and effect.

            (p) Funding Agreement. iStar shall execute the funding Agreement, in the form of Exhibit 2.1(p) attached hereto, and such agreement shall be in full force and effect (the "Funding Agreement").

            (q) Long-Term Line of Credit Agreement. Atrium Lendco LLC, a Delaware limited liability company to be formed by JQHA prior to the Effective Time ("Atrium Lendco"), and a new limited liability company to be formed by JQH Trust prior to the Effective Time shall execute the Loan Agreement, in the form of Exhibit 2.1(q) attached hereto, and such agreement shall be in full force and effect (the "Long Term Line of Credit Agreement").

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                                   ARTICLE III
                                    COVENANTS

      3.1 Support of the Merger. The Stockholders, jointly and severally, agree, to the extent permitted by law, prior to the termination of this Agreement in accordance with its terms, (i) to attend all meetings of the stockholders of JQH Inc., (ii) to retain all voting rights with respect to the Equity Interests (as defined in Section 4.2), and (iii) at every meeting of the stockholders of JQH Inc., however called, or every adjournment thereof, or in connection with any action by written consent by the stockholders of JQH Inc. or limited partners of JQH LP, to vote all of the shares of Class A common stock and Class B common stock of JQH Inc. owned by the Stockholders and all limited partner interests in JQH LP that they own:

            (a) in favor of the Merger, the Transaction and the Transaction Agreements for which stockholder or limited partner approval may be required; and

            (b) without regard to any recommendation from the Board of Directors of JQH Inc. to stockholders or limited partners, against any Competing Proposal (as defined in Section 3.3(a)) and any other action or agreement that would reasonably be expected to prevent, impede, adversely affect, compete with, interfere with, delay, postpone or discourage the Merger or the Transaction (or attempt to do any of the foregoing), including without limitation: (A) any extraordinary corporate transaction, such as a merger, rights offering, reorganization, recapitalization or liquidation involving JQH Inc., JQH LP or any of their respective Subsidiaries, (B) a sale or transfer of a material amount of assets of JQH Inc., JQH LP or any of their respective Subsidiaries, or the issuance of any securities of JQH Inc., JQH LP or any of their respective Subsidiaries, (C) any change in the executive officers or the Board of Directors of JQH Inc., (D) any change in the present corporate or partnership structure or business of JQH Inc. or JQH LP or (E) except to the extent contemplated by any of the Transaction Agreements, any amendment to the constitutive documents of JQH Inc., JQH LP or any of their respective Subsidiaries.

With respect to the matters set forth in Sections 3.1(a) and 3.1(b) above, the Stockholders hereby revoke any and all prior proxies given by the Stockholders with respect to the Equity Interests (the "Prior Proxies") and agree not to grant any subsequent proxies with respect to the Equity Interests until after the termination of this Agreement in accordance with its terms. The Stockholders shall retain their voting power with respect to the Equity Interests in connection with any matters, other than the matters set forth in Sections 3.1(a) and 3.1(b) above, and shall exercise their voting power on such matters to the extent permitted by law.

      3.2 No Sale of Equity Interests. Prior to the termination of this Agreement in accordance with its terms and except as set forth otherwise in this Agreement and the Transaction Agreements, the Stockholders shall not:

            (a) sell, offer, assign, transfer, convert, pledge or otherwise dispose of or encumber, directly or indirectly, any of the Equity Interests or grant any options or rights to the Equity Interests, or any of the Stockholders' voting or economic interest therein, to any third party, or, directly or indirectly, solicit or entertain offers from any third party to enter into any such transaction;

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            (b) grant any proxies or enter into any voting agreement or other arrangement with respect to any of the Equity Interests;

            (c) deposit any Equity Interests into a voting trust;

            (d) convert, or allow conversion of, shares of Class B common stock into shares of Class A common stock; or

            (e) cause to be declared or paid any dividends on, cause to be made any other distributions in respect of, or cause to be redeemed or otherwise purchased, any of equity interests (including any Options therefor) of JQH Inc. or JQH LP.

      3.3 No Solicitation. Prior to the termination of this Agreement in accordance with its terms and except as set forth otherwise in this Agreement,

            (a) each of the Stockholders shall discontinue immediately any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted prior to the date hereof by such Stockholder or any of its Affiliates, advisors, agents or representatives (collectively, the "Representatives"), with respect to any proposed, potential or contemplated Alternative Transaction;

            (b) none of the Stockholders shall, nor shall any of them authorize or permit any of its Affiliates or any of its or its Affiliates' Representatives to, directly or indirectly, (i) solicit or initiate, or encourage the submission of, any proposal or indication of interest relating to an Alternative Transaction, (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Alternative Transaction or (iii) authorize, approve, consummate, engage in, or enter into any agreement with respect to, any Alternative Transaction; and

            (c) in the event that any of the Stockholders or its Affiliates or their respective Representatives receives an offer, proposal or similar communication regarding an Alternative Transaction, the Stockholders shall promptly deliver written notice of such communication to JDH and JQHA, including reasonable details of the substance thereof.

      3.4 Action in Stockholder Capacity Only. This Agreement shall not apply to any action taken by JQH in his capacity as a director or officer of JQH Inc., and any actions taken by JQH pursuant to this Agreement shall be solely actions in his capacity as a stockholder of JQH Inc. and a limited partner of JQH LP.

      3.5 Information. Until the Closing, JQHA will make available to the Stockholders all documents that the Stockholders reasonably request concerning the capitalization, business, liabilities and the assets of JQHA and its Subsidiaries and will provide answers to all Stockholders' reasonable questions in connection therewith.

      3.6 Debt Payments. The Stockholders shall not take any action to cause JQH Inc. and its Subsidiaries to (a) make any payments in respect of their Debt other than scheduled interest and amortization payments, if any, required to be made under the agreements evidencing Debt of JQH Inc. and its Subsidiaries or
(b) accelerate or prepay any portion of any such Debt.

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

      3.7 HSR Act Compliance. The JDH Entities and the Stockholders shall take all commercially reasonable actions necessary to comply with the requirements of the HSR Act in connection with the consummation of the Transactions.

      3.8 Assignment of Employment Agreement. After the Effective Time, the JDH Entities shall cause JQH Inc. to assign to JQH Management Company, and the Stockholders shall cause JQH Management Company to accept assignment of, that certain Employment Agreement dated September 17, 2001, by and between Lou Weckstein and JQH Inc.

      3.9 Indenture Compliance Plan. In all matters relating to this Agreement, the parties hereto intend to comply with the terms and conditions of the Indenture. The parties hereto agree that Exhibit 3.9 attached hereto sets forth generally their understanding with respect to the actions necessary in furtherance of such intent.

      3.10 Consents and Approvals. On or prior to the Effective Time, the JDH Entities and the Stockholders shall use their commercially reasonable efforts to obtain all material licenses, permits, authorizations, consents and approvals of all third parties necessary in connection with consummation of the transactions contemplated by this Agreement, whether set forth in Schedule 4.3(a) or deemed necessary prior to the Effective Time.

      3.11 Board of Directors of Merger Sub. JQHA shall use its commercially reasonable efforts to appoint and maintain a board of directors of Merger Sub that will cause Merger Sub to comply with the terms of the Chateau Distribution Agreement.

      3.12 Chateau Distribution Agreement Covenants. Prior to the Effective Time, the JDH Entities and the Stockholders shall take all commercially reasonable actions necessary to prepare for the performance of the covenants set forth in the Chateau Distribution Agreement immediately after the Effective Time.

      3.13 JQH Inc. Options. The expense attributable to all JQH Inc. Options owned by employees or former employees of JQH LP and its subsidiaries and bonuses paid in connection therewith shall be reported for income and payroll tax purposes as an expense of JQH LP and its subsidiaries and allocated in accordance with the Interim LPA.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

      The Stockholders hereby represent and warrant, jointly and severally, to JQHA and JDH, as of the date of the Original Agreement and as of Closing, that:

      4.1 Power and Authority. Each Stockholder has all requisite power and authority to execute and deliver this Agreement and the Transaction Agreements and all other agreements and documents to be executed or delivered by such party pursuant to this Agreement and the Transaction Agreements or in connection with the Transactions, as applicable, and to perform its or his obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by each Stockholder and constitutes a valid and binding obligation of each Stockholder, enforceable against it or him in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles. Each of the Transaction Agreements to which any of the Stockholders and their Affiliates is a party, upon execution by all of the parties thereto, will constitute a valid and binding obligation of such Stockholder (and its Affiliates, as applicable), enforceable against it or him (and against the Stockholders' Affiliates, as the case may be) in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles. All of the Prior Proxies are revocable, as contemplated by Section 3.1 hereof.

      4.2 Title to Equity Interests. Each Stockholder owns the equity interests shown next to such Stockholder's name on Schedule 4.2 (collectively, "Equity Interests"), free and clear of any liens, pledges, charges, claims, security interests, rights of first offer or rights of first refusal or other encumbrances other than the rights and obligations arising under this Agreement, and none of the Equity Interests are subject to any outstanding option, warrant, call, or similar right of any other Person to acquire the same, and none of the Equity Interests are subject to any restriction on transfer thereof except for restrictions imposed by applicable federal and state securities laws or the partnership agreement of JQH LP. At Closing, each Stockholder will have full power and authority to convey good and marketable title to the Equity Interests, free and clear of any liens, security interests, rights of first offer or rights of first refusal or other encumbrances. The Equity Interests constitute all of the equity interests of JQH Inc. and JQH LP (including, without limitation, capital stock and partnership interests and options, appreciation rights, warrants or other rights, contracts, arrangements or commitments of any character (collectively "Options") relating to the capital stock or partnership interests of JQH Inc. and JQH LP, respectively, or obligating either of JQH Inc. or JQH LP to issue, grant or sell any shares of capital stock of, or other equity interests in, or securities convertible into equity interests in, JQH Inc. or JQH LP) owned, directly or indirectly, by the Stockholders. Schedule 4.2 also sets forth the number and exercise price of all Options owned, directly or indirectly, by the Stockholders.

      4.3 Non-Contravention.

                  (a) Except as set forth on Schedule 4.3(a) and other than any consents, approvals or other actions, the failure to obtain which would not materially impair the ability to consummate the Transactions or impose any material liability on the Stockholders or any of their Affiliates, the execution, delivery, and performance of this Agreement (as well as all other instruments, agreements, certificates, or other documents contemplated hereby or in connection herewith or with the Transactions (including, without limitation, the Transaction Agreements)) by each Stockholder, do not (a) violate any laws or any order of any court or other Governmental Body applicable to such Stockholder or any of its or his Affiliates, (b) violate or conflict with, or permit the cancellation of, or constitute a default under, any material agreement to which any Stockholder or any of their respective Affiliates are a party, or by which any of them or any of their respective properties are bound, or (c) permit the acceleration of the maturity of any material indebtedness of, or indebtedness secured by the property of, any Stockholder or any of their respective Affiliates.

                  (b) Except as set forth on Schedule 4.3(b), the execution, delivery, and performance of this Agreement (as well as all other instruments, agreements, certificates, or other documents contemplated hereby or in connection herewith or with the Transactions (including, without limitation, the Transaction Agreements)) by each

      Stockholder, do not violate or conflict with any provision of the organizational instruments of Hammons, Inc., JQH Trust or any Affiliates of any Stockholder involved in the Transactions.

      4.4 Consents, Approvals and Filings. Except as set forth on Schedule 4.4 or as otherwise provided herein and other than any filings required under the HSR Act and any consents, approvals or other actions, the failure to obtain which would not materially impair the ability to consummate the Transactions or impose any material liability on the Stockholders or any of their Affiliates, no consent, approval, authorization or determination of, or declaration, filing or registration with, or other action by, any Governmental Body or any other Person is required to be made or sought by any Stockholder or any of their Affiliates in connection with the execution, delivery and performance of this Agreement and all other contemplated agreements or documents to be executed or delivered by any Stockholder or any of their Affiliates pursuant to this Agreement (including, without limitation, the Transaction Agreements), and the consummation by the Stockholders of the Transactions.

      4.5 Tax Matters. The transactions contemplated by this Agreement and all other related agreements and documents (including, without limitation, the Transaction Agreements) involve complex tax consequences for the Stockholders, and (i) the Stockholders are relying solely on the advice of their own tax advisors in evaluating such consequences, (ii) none of JQHA, JDH nor any Affiliate of JQHA or JDH has made (or shall be deemed to have made) any representations or warranties as to the tax consequences of any such transaction to the Stockholders, and (iii) references, if any, in this Agreement or any of the Transaction Agreements to the intended tax effect of any transaction contemplated by this Agreement or any of the Transaction Agreements and the other matters described herein shall not be deemed to imply any representation by JQHA, JDH or their Affiliates as to any particular tax effect that may be obtained by any Stockholder or its direct or indirect beneficiary or equity holder, as relevant. Each Stockholder shall remain solely responsible for all tax matters relating to such Stockholder or its beneficiaries or equity holders, as relevant.

      4.6 Brokers. Except as set forth on Schedule 4.6, no broker, finder, investment banker or other Person is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of any of the Stockholders.

      4.7 Affiliate Transactions. Except as set forth on Schedule 4.7, no Stockholder or any of its or his Affiliates (a) is party to any material agreement (whether written or oral) with JQH Inc. or any of its Subsidiaries or has any interest in any property, asset or right used by JQH Inc. or any of its Subsidiaries or necessary for their business or (b) has any Debt outstanding that is payable to JQH Inc. or any of its Subsidiaries (all such Debt, if any, referred to herein as "Stockholder Debt").

                                    ARTICLE V
                        REPRESENTATIONS AND WARRANTIES OF
                                  JDH ENTITIES

      JDH and JQHA hereby, jointly and severally, represent and warrant to the Stockholders, as of the date of the Original Agreement and as of Closing, that:

      5.1 Power and Authority. JDH and JQHA each has all requisite power and authority to execute and deliver this Agreement and all other agreements or documents contemplated to be executed or delivered pursuant to this Agreement or in connection with any of the Transactions, as applicable, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by each of JDH and JQHA and constitutes a valid and binding obligation of each of them, enforceable against them in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles.

      5.2 Non-Contravention. Other than any consents, approvals or other actions, the failure to obtain which would not materially impair the ability to consummate the Transactions or impose any material liability on JDH, JQHA or their respective Affiliates, the execution, delivery and performance of this Agreement by each of JDH and JQHA, as applicable, do not, as to each such party, as applicable: (a) violate their respective organizational documents; (b) violate any applicable law, rule, regulation, ordinance, order, judgment, decree or award of any governmental body, court or arbitrator; or (c) conflict with, result in a breach of, or constitute a default under, any contract, agreement or other instrument to which it is a party or by which any of its properties may be bound or affected.

      5.3 Consents, Approvals and Filings. Other than any filings required under the HSR Act and any consents, approvals or other actions, the failure to obtain which would not materially impair the ability to consummate the Transactions or impose any material liability on JDH, JQHA or their respective Affiliates, and except for approval of the terms of the definitive agreements relating to the Transactions to which JDH or JQHA is a party by the respective boards of managers and members, as applicable, of JDH and JQHA, no consent, approval, authorization or determination of, or declaration, filing or registration with, or other action by, any governmental body or any other Person is required to be made or sought by JDH or JQHA or any of their Affiliates in connection with the execution, delivery and performance of this Agreement and all other agreements or documents executed or delivered by JDH or JQHA or any of their Affiliates pursuant to this Agreement, and the consummation by JDH or JQHA of the Transactions contemplated hereby and thereby.

      5.4 Brokers. Except as set forth on Schedule 5.4, no broker, finder, investment banker or other Person is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of any of the JDH Entities.

      5.5 Financial Position. JDH and JQHA reasonably expect that, as of the Closing, they will have, and at Closing they will demonstrate to the Stockholders, sufficient financial resources and liquidity to enter into, and perform their respective obligations under, the Transaction Agreements.

                                   ARTICLE VI
                                   TERMINATION

      6.1 Termination Events. Subject to the provisions of Section 6.2, this Agreement may be terminated and abandoned, by written notice given prior to the effectiveness of the Merger in the manner hereinafter provided, as follows:

            (a) by the Stockholders, on the one hand, or by the JDH Entities, on the other hand, if:

                  (i) at any time following execution and delivery of the Short-Term Line of Credit Agreement and prior to Closing, funding thereunder is not available to the borrower thereunder upon such borrower's satisfaction of all applicable terms and conditions thereunder;

                  (ii) the Closing shall not have occurred on or before December 31, 2005; provided, however, that the right to terminate this Agreement pursuant to this Section 6.1(a)(ii) will not be available to any party whose failure to perform or observe any of its obligations under this Agreement or any Transaction Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

                  (iii) the Incapacity of JQH occurs at any time prior to the Effective Time;

            (b) by mutual written consent of the parties hereto;

            (c) by the JDH Entities, if any of the Stockholders materially breaches any of its representations, warranties, covenants or other agreements under this Agreement (provided that any representation, warranty, covenant or agreement of the Stockholders contained herein that is subject to a materiality or similar qualification will not be so qualified for purposes of determining the existence of any breach thereof on the part of the Stockholders) and, with respect to any breach of a covenant contained herein, such breach is not cured within ten (10) days after written notice to the Stockholders by the JDH Entities; provided, however, that no cure period will be permitted for any such breach that by its nature cannot be cured or as a result of such breach; or

            (d) by the Stockholders, if either of the JDH Entities materially breaches any of its representations, warranties, covenants or other agreements under this Agreement (provided that any representation, warranty, covenant or agreement of the JDH Entities contained herein that is subject to a materiality or similar qualification will not be so qualified for purposes of determining the existence of any breach thereof on the part of the JDH Entities) and, with respect to any breach of a covenant contained herein, such breach is not cured within ten (10) days after written notice to the JDH Entities by the Stockholders; provided, however, that no cure period will be permitted for any such breach that by its nature cannot be cured or as a result of such breach.

      6.2 Effect of Termination. In the event that this Agreement is terminated in accordance with Section 6.1, such termination shall be without any liability or obligation to any party or parties and all further obligations of the parties hereunder shall terminate; provided that, (a) to the extent that such termination arises out of a material breach by a party hereto of any of its representations, warranties, covenants or other agreements arising under this Agreement

(provided that any representation, warranty, covenant or agreement of either party contained herein that is subject to a materiality or similar qualification will not be so qualified for purposes of determining the existence of any breach thereof on the part of such party), such breaching party will be liable for all damages, including reasonable legal fees and expenses, allowable at law and any relief available at equity; and (b) the obligations of the parties to this Agreement and the agreements under Section 8.2, Section 8.3, Section 8.7 through
Section 8.15, inclusive, and this Section 6.2 will survive any termination of this Agreement.

                                   ARTICLE VII
                               CLOSING CONDITIONS

      7.1 Conditions to Obligations of Stockholders. The obligation of the Stockholders to consummate the Transactions shall be subject to the satisfaction or written waiver as of the Closing of the following conditions:

            (a) Each of the JDH Entities and/or its Affiliates shall have entered into the Transaction Agreements which contemplate JQHA and/or its Affiliates as parties in the order set forth in Section 2.1, and each of the of the agreements and covenants of any of JDH, JQHA, their respective Affiliates and iStar to be performed and complied with by such Person on or prior to the Closing (i) under Section 2.1 shall have been duly performed and complied with in all respects and (ii) under this Agreement (other than Section 2.1) and the Transaction Agreements shall have been duly performed and complied with in all material respects.

            (b) The representations and warranties of the JDH Entities set forth in this Agreement (including the disclosure schedules attached hereto) shall have been true and correct in all material respects as of the date of the Original Agreement and shall be true and correct in all material respects as of the Closing as though made on and as of the Closing; provided that any representation or warranty of JDH and JQHA contained herein that is subject to a materiality or similar qualification will not be so qualified for purposes of determining the existence of any breach thereof on the part of JDH and JQHA.

            (c) The Effective Time shall have occurred.

            (d) The Consents set forth on Schedule 7.1(d) shall have been obtained, made or given, as applicable, and shall be in full force and effect.

            (e) The parties to the Long-Term Line of Credit Agreement and the Funding Agreement (other than the Stockholders or any of their respective Affiliates) shall have entered into the Long-Term Line of Credit Agreement and the Funding Agreement, and, upon execution by JQH and JQH Trust of such agreements, each such agreement shall have become effective and advances under the Long-Term Line of Credit shall have become available to JQH and JQH Trust upon their satisfaction of all applicable terms and conditions thereunder.

            (f) Any waiting period applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated.

      7.2 Conditions to Obligations of JDH and JQHA. The obligation of JDH and JQHA to consummate the Transactions shall be subject to the satisfaction or written waiver as of the Closing of the following conditions:

            (a) Each of the Stockholders and/or its Affiliates shall have entered into the Transaction Agreements which contemplate such Stockholder and/or its Affiliates as parties in the order set forth in Section 2.1, and each of the agreements and covenants of any of the Stockholders and their respective Affiliates to be performed and complied with by such Person on or prior to the Closing (i) under Section 2.1 shall have been duly performed and complied with in all respects and (ii) under this Agreement (other than Section 2.1) and the Transaction Agreements shall have been duly performed and complied with in all material respects.

            (b) The representations and warranties of the Stockholders set forth in this Agreement (including the disclosure schedules attached hereto) shall have been true and correct in all material respects as of the date of the Original Agreement and shall be true and correct in all material respects as of the Closing as though made on and as of the Closing; provided that any representation or warranty of the Stockholders contained herein that is subject to a materiality or similar qualification will not be so qualified for purposes of determining the existence of any breach thereof on the part of the Stockholders.

            (c) The Effective Time shall have occurred.

            (d) The Consents set forth on Schedule 7.2(d) shall have been obtained, made or given, as applicable, and shall be in full force and effect.

            (e) Any waiting period applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated.

            (f) All Stockholder Debt, if any, shall have been paid off in full.

            (g) The Stockholders shall have delivered to the JDH Entities a certificate, dated as of the Closing, stating that to their knowledge, each of the representations and warranties made by JQH Inc. in the Merger Agreement are true and correct.

            (h) Each of the agreements set forth on Schedule 7.2(h) shall have been terminated to the reasonable satisfaction of the JDH Entities.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

      8.1 Further Action. Subject to the terms and conditions hereof, each of the parties hereto shall use commercially reasonable efforts to take or cause to be taken all appropriate action, do or cause to be done all things necessary, proper or advisable, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and to consummate and make effective the Transactions.

      8.2 No Disclosure. Without the prior written consent of the other party, neither JDH or JQHA, on the one hand, nor any of the Stockholders, on the other hand, will, and each of such parties shall cause their respective Affiliates and their and their respective Affiliates' Representatives not to, make any release to the press or other public disclosure, or make any statement to any employee, competitor, customer, client or supplier of any of such parties or any of their Subsidiaries or to any other person, with respect to the terms of the discussions or negotiations concerning the Transactions or the existence or contents of this Agreement, except for (i) disclosure to such party's Representatives, (ii) any filings or amendments to such filings that any party determines it is required to make under the Securities Act, and (iii) such public disclosure as may be necessary, based on advice of such party's outside counsel, for the party proposing to make the disclosure not to be in violation of or default under any applicable law, regulation or governmental order, in which event such party shall, at least one full Business Day prior to making such disclosure, inform the other parties of such proposed disclosure and reasonably cooperate with such other parties regarding the proposed content of such disclosure. Notwithstanding the foregoing, none of the foregoing obligations shall apply to JDH or JQHA after the Closing, provided that they shall be required after the Closing to obtain the consent of JQH (which consent shall not be unreasonably withheld or delayed) prior to making any press release or other public announcements with respect to the terms of the Transactions, subject to the exceptions set forth in clauses
(i), (ii) and (iii) immediately foregoing.

      8.3 Expenses. Except as otherwise agreed to in any of the Transaction Agreements, each party shall bear its or his own expenses (including those of its or his accountants, advisers or other agents or representatives) incident to the preparation, negotiation, execution and delivery of this Agreement and the other agreements relating to the Transactions and the performance of its or his obligations hereunder.

      8.4 Survival of Representations and Warranties and Covenants. The representations and warranties and other covenants contained in this Agreement shall survive the consummation of the Merger and the closing of the Transactions.

      8.5 Amendments; Waivers. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, each of the parties hereto. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive such party of the right to insist later on adherence thereto, or thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and signed by the party against whom enforcement is sought in order to be effective.

      8.6 Exhibits and Schedules. The exhibits and schedules to this Agreement shall be construed with and as integral parts of this Agreement to the same extent as if they were set forth verbatim herein.

      8.7 Interpretation. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement. The terms "herein," "hereof," "hereunder" and any similar terms used in this Agreement refer to this Agreement, and all references to "this Agreement" refer to this Agreement and the schedules and exhibits hereto, as amended from time to time. The terms "including" or "include" shall mean "including, without limitation," or "include, without limitation," as the case may be. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The parties to this Agreement have been represented by counsel and have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of interpretation arises, this Agreement and the other documents and instruments executed in connection with this Agreement shall be construed as if drafted jointly, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement or such other documents and instruments. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.

      8.8 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered by hand or certified mail, return receipt requested, postage prepaid, (b) upon verbal confirmation of receipt by the recipient when transmitted by telecopier or electronic mail or (c) when received if sent by overnight courier (providing proof of delivery), to the addressee at the following addresses or telecopier numbers (or to such other address telecopier number as a party may specify from time to time by notice hereunder):

      (a) If to a Stockholder:

                      John Q. Hammons
                      The Revocable Trust of John Q. Hammons, Dated December 28, 1989, as amended and restated
                      Hammons, Inc.
                      300 John Q. Hammons Parkway,
                      Suite 900
                      Springfield, Missouri  65806
                      Attn: John Q. Hammons, as a Stockholder, Trustee of
                      JQH Trust and President of Hammons, Inc.
                      Telephone: (417) 873-3595
                      Telecopier: (417) 873-3511

               with a copy (which shall not constitute notice) to:

                      Blackwell Sanders Peper Martin LLP
                      4801 Main Street, Suite 1000
                      Kansas City, Missouri  64112
                      Attn: Gary D. Gilson and
                            David C. Agee
                      Telephone: (816) 983-8000
                      Telecopier: (816) 983-8080

               (i)    If to JDH or JQHA:

                      Jonathan D. Eilian
                      152 West 57th Street, 56th Floor
                      New York, New York, 10023
                      Telephone: (212) 884-8827
                      Telecopier: (212) 884-8753
               with a copy (which shall not constitute notice) to:

                      Kaye Scholer, LLC
                      Three First National Plaza
                      70 West Madison Street, Suite 4100
                      Chicago, Illinois  60602
                      Attn:  Gary R. Silverman
                      Telephone: (312) 583-2300
                      Telecopier: (312) 583-2360

      8.9 Successors; Binding Effect; Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns by operation of law or otherwise. This Agreement may not be assigned without the prior written consent of the other parties, and any attempted assignment without such consent shall be null and void; provided that JDH and JQHA shall have the right to assign all or any portion of their rights and obligations under this Agreement to one or more wholly-owned Subsidiaries of JDH or JQHA (including any Subsidiary which may be organized subsequent to the date hereof), provided that no such assignment shall in any manner limit or impair the obligations of JDH and JQHA hereunder.

      8.10 No Third-Party Beneficiaries. Nothing in this Agreement is intended to, or shall be construed to, confer upon any Person not a party hereto any rights or benefits hereunder.

      8.11 Governing Law. The interpretation and construction of this Agreement and (unless otherwise expressly provided herein) all amendments hereof and waivers and consents hereunder shall, to the extent the particular subject matter is controlled by state law, be governed by and be construed in accordance with the substantive law of the State of Delaware, without regard to the conflicts of laws principles thereof.

      8.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

      8.13 Entire Agreement. This Agreement, together with each of the Transaction Agreements and the other agreements expressly referenced herein, contains the entire agreement and understanding of the parties with respect to the subject matter hereof.

      8.14 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against any of the parties only in the Courts of the State of Delaware or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

      8.15 WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS

AGREEMENT OR ANY OF THE TRANSACTION AGREEMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH (INCLUDING, WITHOUT LIMITATION, THE TRANSACTION AGREEMENTS) OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS,
(C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.15.

      8.16 Specific Performance. The parties agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms. Accordingly, it is agreed that the parties shall be entitled to an injunction or injunctions to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                            [SIGNATURE PAGE FOLLOWS]

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

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement, or caused this Agreement to be duly executed and delivered on their behalf, as of the date first above written.

                                       JOHN Q. HAMMONS

                                       _________________________________________
                                       Name: John Q. Hammons

                                       HAMMONS, INC.

                                       By:______________________________________
                                       Name: John Q. Hammons
                                       Title: President

                                       THE REVOCABLE TRUST OF JOHN Q. HAMMONS,
                                       DATED DECEMBER 28, 1989, AS AMENDED
                                       AND RESTATED

                                       By:______________________________________
                                       Name: John Q. Hammons
                                       Title: Trustee

                                       JD HOLDINGS, LLC a Delaware limited
                                       liability company

                                       By:______________________________________
                                       Name: Jonathan D. Eilian
                                       Title:  Managing Member

                                       JQH ACQUISITION, LLC, a Delaware limited liability company

                                       By:______________________________________
                                       Name: Jonathan D. Eilian
                                       Title:  Managing Member

                                       22